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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-80595 and 333-59690 of R.J. Reynolds Tobacco Holdings, Inc. on Form S-8 of our reports dated May 31, 2002, appearing in this Annual Report on Form 11-K, of the R. J. Reynolds Capital Investment Plan and the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico as of and for the year ended December 30, 2001.

/s/ KPMG LLP

Greensboro, North Carolina
June 14, 2002